Sub-Item 77O

Rule 10f-3 Transactions

DREYFUS INVESTMENT FUNDS

DREYFUS/THE BOSTON COMPANY LARGE CAP CORE FUND

On November 18, 2010, Dreyfus/The Boston Company Large Cap Core Fund, a series of Dreyfus Investment Funds (the “Fund”), purchased $3,630 of LPL Investment Holdings Common Stock - CUSIP # 50213H100 (the “Common Stock”). The Common Stock was purchased from Goldman Sachs & Co., a member of the underwriting syndicate offering the Common Stock, from their account. BNY Mellon Capital Markets, LLC, an affiliate of the Fund, was a member of the syndicate but received no benefit in connection with the transaction. Goldman Sachs & Co. received a commission of $0.225 per share. No other member received any economic benefit. The following is a list of the syndicate’s primary members:

BNY Mellon Capital Markets, LLC
BofA Merrill Lynch
Citi
Goldman, Sachs & Co.
J.P. Morgan
Keefe, Bruyette & Woods
Lazard Capital Markets
Macquarie Capital
Morgan Stanley
Sandler O’Neill + Partners, L.P.
Sanford C. Bernstein
UBS Investment Bank
William Blair & Company

Accompanying this statement are materials made available to the Board of Trustees of the Fund, which ratified the purchase as in compliance with the Fund’s Rule 10f-3 Procedures, at the Fund’s Board meetings held on February 15-16, 2011.

PRE-PURCHASE APPROVAL FORM- PURCHASE OF SECURITIES UNDERWRITTEN BY AN AFFILIATE

Used for compliance with Rule 10f-3 and/or Rule 23B

64. Account/Fund Name: Dreyfus/The Boston Company Large Cap Core Fund

65.	Anticipated Purchase Date: 11/18/10
66.	Total Net Assets of Account/Fund:$ $32,037,612.17
67.	Type and Description of Security to be Purchased: LPL Investment Holdings (LPLA)
68.	Credit Rating of Security (Rating/Rating Agency): n/a

69. Name of Underwriting Syndicate Dealer Effecting Transaction: Goldman Sachs

70.	Name of Affiliated Underwriter in Underwriting Syndicate: BNY Mellon Capital Markets
71.	Issue Size: 469,724,460
72.	CUSIP: 50213H100
66.	Amount Purchased by Account/Fund: 3,630
67.	Percentage of Principal Amount of Offering Purchased by Account/Fund: _.000773%
68.	Amount Purchased as a Percentage of Account/Fund Assets: .01%

69.	Purchase Price of Securities (if at par, so state): $ 30
70.	Commission/Spread Received by Principal Underwriters:	$0.225 per share

71.	Yield (as applicable): n/a
72.	Average Yield of Security Purchased by Non-affiliated Entities on Date of Purchase n/a
73.	The Affiliated Purchase Should be Reported to the BOD of which Entities: Bank of New York Mellon, N.A. _ ___; Other (Describe ) Dreyfus

Mutual Fund Purchases Only:

43.	Was Price paid for all block purchases the same for all participants? (Must be Yes): Yes
44.	Was Security Purchased on Offer Date? (Must be Yes): Yes
45.	Was Issuer in continuous operation for at least 3 years? (Must be Yes): Yes
46.	Was the Offering Part of firm commitment by Underwriter? (Must be Yes): Yes
47.	Did affiliated Underwriter benefit directly from the Purchase? (Must be No): No
48.	Was the Commission or Spread paid reasonable as compared to Transactions with non-affiliated Parties? (Must be Yes):Yes

REPRESENTATIONS (Check box to make specific affirmation of all points listed below OR Trade Can Not Be Made) x

This transaction complies with all applicable provisions of the Policy For Fiduciary Account Purchases Of Securities Underwritten By An Affiliate?

v

This purchase will not be designated as a “group sale” or otherwise allocated to the affiliated underwriter’s account and the purchase of these securities will not benefit a direct or indirect affiliate entity of Mellon.

v

The decision to enter into this transaction is based solely on the best interests of the account/fund and not upon the interests of any Mellon affiliate or any other party, including, without limitation, another party to the transaction.

v

The securities will be purchased prior to the end of the first day on which any sales are made, at a price that will not be more than the price paid by each other purchaser of the securities in that offering or any concurrent offering of the securities. If the securities are offered for subscription upon exercise of rights, the securities will be purchased on or before the fourth day preceding the day on which the rights offering terminated.

v	The underwriting Affiliate indicates that its share of equity securities does not exceed 5% of the entire offering.
v

The adviser has determined that the securities purchased are in accordance with Rule 10f-3 policies and procedures in which the applicable fund is permitted to invest in its prospectus. Rule 10f-3 permits only a 25% of purchase issue of a fixed income asset portfolio.

v

Note: If transaction pertains to an account governed by ERISA, Exhibit E, ERISA checklist per DOL PTE 75-1 must be completed and submitted as required. Please check box x if Exhibit E is required—if so, please complete and submit.

Dreyfus Family of Funds
FINANCIAL REPORT
10f-3 TRANSACTIONS

Dreyfus

Executive Summary

Purpose of Report	To provide a summary of Funds that have purchased securities from underwriting or selling syndicates in which a principal underwriter of the securities is an affiliated person.
Board Action Required	**Review and Approve Resolution** *(attached if there are reportable transactions)*
Business Area(s) responsible	Dreyfus Corporation, including dual-employees (Investment Adviser) and Sub-Investment Advisers *(collectively, the "Advisers")*
CCO Review	CCO reviews all reported 10f-3 transactions and certifications provided by Advisers. CCO confirms board summary is accurate and complete. CCO tests compliance with Rule 10f-3 procedures and reconciles reported transactions with Fund's accounting records. CCO certifies the Advisers' compliance with Rule 10f-3 procedures.

HIGHLIGHTS

Significant changes from last report/ Significant items for discussion

There were thirteen (13) Rule 10f-3 transactions for the 4th Quarter 2010. Each transaction was effected in compliance with the Fund's procedures.

Detail reports available at board meeting for review

Board Group 5
February 16, 2011

Sub-Item 77O

Rule 10f-3 Transactions

DREYFUS INVESTMENT FUNDS

DREYFUS/THE BOSTON COMPANY LARGE CAP CORE FUND

On November 18, 2010, Dreyfus/The Boston Company Large Cap Core Fund, a series of Dreyfus Investment Funds (the “Fund”), purchased $45,375 of General Motors Company Common Stock- CUSIP # 37045V100 (the “Common Stock”). The Common Stock was purchased from J.P. Morgan, a member of the underwriting syndicate offering the Common Stock, from their account. BNY Mellon Capital Markets, LLC, an affiliate of the Fund, was a member of the syndicate but received no benefit in connection with the transaction. J.P. Morgan received a commission of $0.1485 per share. No other member received any economic benefit. The following is a list of the syndicate’s primary members:

Barclays Capital
BNY Mellon Capital Markets, LLC
BofA Merrill Lynch
Bradesco BBI
CIBC
CICC
Citi
Commerzbank
Credit Suisse
Deutsche Bank Securities
Goldman, Sachs & Co.
ICBC International
Itaú BBA
J.P. Morgan
Loop Capital Markets
Lloyds TSB Corporate Markets
Morgan Stanley
RBC Capital Markets
Soleil Securities Corporation
The Williams Capital Group, L.P.

Accompanying this statement are materials made available to the Board of Trustees of the Fund, which ratified the purchase as in compliance with the Fund’s Rule 10f-3 Procedures, at the Fund’s Board meetings held on February 15-16, 2011.

PRE-PURCHASE APPROVAL FORM- PURCHASE OF SECURITIES UNDERWRITTEN BY AN AFFILIATE

Used for compliance with Rule 10f-3 and/or Rule 23B

1. Account/Fund Name:

Dreyfus/The Boston Company Large Cap Core Fund

2.	Anticipated Purchase Date: 11/18/10
3.	Total Net Assets of Account/Fund:$ 32,037,612.17
4.	Type and Description of Security to be Purchased: General Motors (GM)
5.	Credit Rating of Security (Rating/Rating Agency): n/a

6. Name of Underwriting Syndicate Dealer Effecting Transaction: JP Morgan

7.	Name of Affiliated Underwriter in Underwriting Syndicate: BNY Mellon Capital Markets
8.	Issue Size: 15,774,000,000
9.	CUSIP: 37045V100
10.	Amount Purchased by Account/Fund: 45,375_
11.	Percentage of Principal Amount of Offering Purchased by Account/Fund: .000288%
12.	Amount Purchased as a Percentage of Account/Fund Assets: .14%

13.	Purchase Price of Securities (if at par, so state): $ 33
14.	Commission/Spread Received by Principal Underwriters:	$0.1485 per share

15.	Yield (as applicable): n/a
16.	Average Yield of Security Purchased by Non-affiliated Entities on Date of Purchase n/a
17.	The Affiliated Purchase Should be Reported to the BOD of which Entities: Bank of New York Mellon, N.A. ___; Other (Describe ) Dreyfus

Mutual Fund Purchases Only:

1.	Was Price paid for all block purchases the same for all participants? (Must be Yes): Yes
2.	Was Security Purchased on Offer Date? (Must be Yes): Yes
3.	Was Issuer in continuous operation for at least 3 years? (Must be Yes): Yes
4.	Was the Offering Part of firm commitment by Underwriter? (Must be Yes): Yes
5.	Did affiliated Underwriter benefit directly from the Purchase? (Must be No): No
6.	Was the Commission or Spread paid reasonable as compared to Transactions with non-affiliated Parties? (Must be Yes):Yes

REPRESENTATIONS (Check box to make specific affirmation of all points listed below OR Trade Can Not Be Made) x

This transaction complies with all applicable provisions of the Policy For Fiduciary Account Purchases Of Securities Underwritten By An Affiliate?

v

This purchase will not be designated as a “group sale” or otherwise allocated to the affiliated underwriter’s account and the purchase of these securities will not benefit a direct or indirect affiliate entity of Mellon.

v

The decision to enter into this transaction is based solely on the best interests of the account/fund and not upon the interests of any Mellon affiliate or any other party, including, without limitation, another party to the transaction.

v

The securities will be purchased prior to the end of the first day on which any sales are made, at a price that will not be more than the price paid by each other purchaser of the securities in that offering or any concurrent offering of the securities. If the securities are offered for subscription upon exercise of rights, the securities will be purchased on or before the fourth day preceding the day on which the rights offering terminated.

v	The underwriting Affiliate indicates that its share of equity securities does not exceed 5% of the entire offering.
v

The adviser has determined that the securities purchased are in accordance with Rule 10f-3 policies and procedures in which the applicable fund is permitted to invest in its prospectus. Rule 10f-3 permits only a 25% of purchase issue of a fixed income asset portfolio.

v

Note: If transaction pertains to an account governed by ERISA, Exhibit E, ERISA checklist per DOL PTE 75-1 must be completed and submitted as required. Please check box x if Exhibit E is required—if so, please complete and submit.

Dreyfus Family of Funds
FINANCIAL REPORT
10f-3 TRANSACTIONS

Dreyfus

Executive Summary

Purpose of Report	To provide a summary of Funds that have purchased securities from underwriting or selling syndicates in which a principal underwriter of the securities is an affiliated person.
Board Action Required	**Review and Approve Resolution** *(attached if there are reportable transactions)*
Business Area(s) responsible	Dreyfus Corporation, including dual-employees (Investment Adviser) and Sub-Investment Advisers *(collectively, the "Advisers")*
CCO Review	CCO reviews all reported 10f-3 transactions and certifications provided by Advisers. CCO confirms board summary is accurate and complete. CCO tests compliance with Rule 10f-3 procedures and reconciles reported transactions with Fund's accounting records. CCO certifies the Advisers' compliance with Rule 10f-3 procedures.

HIGHLIGHTS ***Significant changes from last report/ Significant items for discussion***
There were thirteen (13) Rule 10f-3 transactions for the 4th Quarter 2010. Each transaction was effected in compliance with the Fund's procedures. *Detail reports available at board meeting for review*

Board Group 5
February 16, 2011

Sub-Item 77O

Rule 10f-3 Transactions

DREYFUS INVESTMENT FUNDS

DREYFUS/ THE BOSTON COMPANY SMALL/MID CAP GROWTH FUND

On November 18, 2010, Dreyfus/The Boston Company Small/Mid Cap Growth Fund, a series of Dreyfus Investment Funds (the “Fund”), purchased $48,480 of LPL Investment Holdings Common Stock - CUSIP # 50213H100 (the “Common Stock”). The Common Stock was purchased from Goldman Sachs & Co., a member of the underwriting syndicate offering the Common Stock, from their account. BNY Mellon Capital Markets, LLC, an affiliate of the Fund, was a member of the syndicate but received no benefit in connection with the transaction. Goldman Sachs & Co. received a commission of $0.225 per share. No other member received any economic benefit. The following is a list of the syndicate’s primary members:

BNY Mellon Capital Markets, LLC
BofA Merrill Lynch
Citi
Goldman, Sachs & Co.
J.P. Morgan
Keefe, Bruyette & Woods
Lazard Capital Markets
Macquarie Capital
Morgan Stanley
Sandler O’Neill + Partners, L.P.
Sanford C. Bernstein
UBS Investment Bank
William Blair & Company

Accompanying this statement are materials made available to the Board of Trustees of the Fund, which ratified the purchase as in compliance with the Fund’s Rule 10f-3 Procedures, at the Fund’s Board meetings held on February 15-16, 2011.

PRE-PURCHASE APPROVAL FORM- PURCHASE OF SECURITIES UNDERWRITTEN BY AN AFFILIATE

Used for compliance with Rule 10f-3 and/or Rule 23B

73. Account/Fund Name: Dreyfus/ The Boston Company Small/Mid Cap Growth Fund

74.	Anticipated Purchase Date: 11/18/10
75.	Total Net Assets of Account/Fund:$ 425,210,377.33
76.	Type and Description of Security to be Purchased: LPL Investment Holdings (LPLA)
77.	Credit Rating of Security (Rating/Rating Agency): n/a

78. Name of Underwriting Syndicate Dealer Effecting Transaction: Goldman Sachs

79.	Name of Affiliated Underwriter in Underwriting Syndicate: BNY Mellon Capital Markets
80.	Issue Size: 469,724,460
81.	CUSIP: 50213H100
74.	Amount Purchased by Account/Fund: 48,480
75.	Percentage of Principal Amount of Offering Purchased by Account/Fund: _.010321%
76.	Amount Purchased as a Percentage of Account/Fund Assets: .01%

77.	Purchase Price of Securities (if at par, so state): $ 30
78.	Commission/Spread Received by Principal Underwriters:	$0.225 per share

79.	Yield (as applicable): n/a
80.	Average Yield of Security Purchased by Non-affiliated Entities on Date of Purchase n/a
81.	The Affiliated Purchase Should be Reported to the BOD of which Entities: Bank of New York Mellon, N.A. _ ___; Other (Describe ) Dreyfus

Mutual Fund Purchases Only:

49.	Was Price paid for all block purchases the same for all participants? (Must be Yes): Yes
50.	Was Security Purchased on Offer Date? (Must be Yes): Yes
51.	Was Issuer in continuous operation for at least 3 years? (Must be Yes): Yes
52.	Was the Offering Part of firm commitment by Underwriter? (Must be Yes): Yes
53.	Did affiliated Underwriter benefit directly from the Purchase? (Must be No): No
54.	Was the Commission or Spread paid reasonable as compared to Transactions with non-affiliated Parties? (Must be Yes):Yes

REPRESENTATIONS (Check box to make specific affirmation of all points listed below OR Trade Can Not Be Made) x

This transaction complies with all applicable provisions of the Policy For Fiduciary Account Purchases Of Securities Underwritten By An Affiliate?

v

This purchase will not be designated as a “group sale” or otherwise allocated to the affiliated underwriter’s account and the purchase of these securities will not benefit a direct or indirect affiliate entity of Mellon.

v

The decision to enter into this transaction is based solely on the best interests of the account/fund and not upon the interests of any Mellon affiliate or any other party, including, without limitation, another party to the transaction.

v

The securities will be purchased prior to the end of the first day on which any sales are made, at a price that will not be more than the price paid by each other purchaser of the securities in that offering or any concurrent offering of the securities. If the securities are offered for subscription upon exercise of rights, the securities will be purchased on or before the fourth day preceding the day on which the rights offering terminated.

v	The underwriting Affiliate indicates that its share of equity securities does not exceed 5% of the entire offering.
v

The adviser has determined that the securities purchased are in accordance with Rule 10f-3 policies and procedures in which the applicable fund is permitted to invest in its prospectus. Rule 10f-3 permits only a 25% of purchase issue of a fixed income asset portfolio.

v

Note: If transaction pertains to an account governed by ERISA, Exhibit E, ERISA checklist per DOL PTE 75-1 must be completed and submitted as required. Please check box x if Exhibit E is required—if so, please complete and submit.

LOB Asset Management Unit (Print) The Boston Company Asset Management, LLC

Dreyfus Family of Funds
FINANCIAL REPORT
10f-3 TRANSACTIONS

Dreyfus

Executive Summary

Purpose of Report	To provide a summary of Funds that have purchased securities from underwriting or selling syndicates in which a principal underwriter of the securities is an affiliated person.
Board Action Required	**Review and Approve Resolution** *(attached if there are reportable transactions)*
Business Area(s) responsible	Dreyfus Corporation, including dual-employees (Investment Adviser) and Sub-Investment Advisers *(collectively, the "Advisers")*
CCO Review	CCO reviews all reported 10f-3 transactions and certifications provided by Advisers. CCO confirms board summary is accurate and complete. CCO tests compliance with Rule 10f-3 procedures and reconciles reported transactions with Fund's accounting records. CCO certifies the Advisers' compliance with Rule 10f-3 procedures.

HIGHLIGHTS ***Significant changes from last report/ Significant items for discussion***
There were thirteen (13) Rule 10f-3 transactions for the 4th Quarter 2010. Each transaction was effected in compliance with the Fund's procedures. *Detail reports available at board meeting for review*

Board Group 5
February 16, 2011